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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Value City Department Stores, Inc. (the "Company") on Form 10-Q for the period ending November 2, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. McGrady, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /s/ James A. McGrady
                                        ----------------------------------------
                                        James A. McGrady
                                        Executive Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Secretary  of
                                        Value City Department Stores, Inc.
                                        December 11, 2002


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